As Filed With the Securities and Exchange Commission on May 1, 2008

Registration No. _______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1000	20-8530914
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 206 – 2306 McCallum Road

Abbotsford, B.C., Canada V2S 3P4
Telephone: (604) 306-1950
Facsimile: (604) 859-2577
(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Agent for Service: Jag Sandhu President Nava Resources, Inc. Suite 206 – 2306 McCallum Road Abbotsford, BC, Canada V2S 3P4	With copies to: David Lubin, Esq. David Lubin & Associates PLLC 26 East Hawthorne Avenue Valley Stream, NY 11580 (516) 887-8200 Fax: (516) 887-8250

Approximate date of proposed sale to the public:  As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer ☐

Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 per share Common Stock Underlying Warrants	3,426,104(2) 352,000(4)	$0.30(3) $0.20(5)	$1,027,831 $70,400	$40.39 $2.77
TOTAL	3,778,104		$1,098,231	$43.16

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)

Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.

(3)

There is no current market for the securities. Although the registrant's common stock has a par value of $0.00001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.30 per share.

(4)

Represents the number of shares of common stock that may be sold by the selling security holders following the exercise of an aggregate of 352,000 warrants.

(5)

Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on an exercise price of $0.20 per warrant share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2008

NAVA RESOURCES, INC.

3,778,104 shares of Common Stock

This prospectus relates to the resale by certain selling security holders of Nava Resources, Inc. of up to 3,778,104 shares of common stock, in connection with the resale of (i) up to 3,426,104 shares of common stock held by selling security holders, and (ii) 352,000 shares of common stock issuable upon the exercise of warrants held by selling security holders of Nava Resources, Inc. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. Each warrant is exercisable at a rate of $0.20 per warrant share. Accordingly, if all the warrants were exercised, we would receive an aggregate $70,400. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes and for exploration costs incurred on our properties.

The selling security holders will be offering our shares of common stock at a price of $0.30 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an "underwriter", as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Until  ___ ______, 2008 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to Nava Resources, Inc., and includes our wholly-owned Canadian subsidiary, Nava Resources Canada Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

On July 21, 2005, Nava Resources, Inc. was incorporated under the laws of the State of Nevada for the purpose of conducting mineral exploration activities. Our wholly owned subsidiary, Nava Resources Canada Inc. (“Nava Canada”), was organized under the Federal laws of Canada on August 9, 2005.

We are an exploration stage company formed for the purposes of acquiring, exploring, and if warranted and feasible, developing natural resource properties. In early 2007, the Company raised an aggregate of $187,436 through two private placements of our securities, which placements were closed on March 20, 2007 and June 1, 2007, respectively. Proceeds from these placements were used for working capital.

In July 2005, we commenced our mineral exploration activities and our operations to date have been limited to management’s researching of areas with mineral potential in British Columbia, Canada. On August 28, 2007, Mr. Jag Sandhu, our President and Chief Executive Officer and a director, acquired two claims for a 637.39 hectare (approximately 1575.03 acres) mineral claim on Vancouver Island, in the Province of British Columbia, Canada through British Columbia’s online staking service. These mineral claims are known as the North 1 and North 2 Claims. On November 22, 2007, Mr. Sandhu, transferred these claims to Nava Canada using British Columbia’s Mineral Title Online web site.

We have also acquired a technical report on the claims prepared by a qualified mining engineering service and consulting company. We intend to conduct exploratory activities on these claims and if feasible, develop the claims.

The Company’s principal executive offices are located at Suite 206 – 2306 McCallum Road, Abbotsford, BC, Canada, V2S 3P4, and our telephone number is (604) 306-1950. We do not currently have a functioning website.

The Offering

Securities offered:

The selling stockholders are offering hereby up to 3,778,104 shares of common stock, comprised of the following:

•

3,426,104 shares of common stock currently held by the selling stockholders; and

•

352,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.20 per share

Offering price :	$0.30 per share of common stock until a market develops

Shares outstanding prior to offering:	12,226,104

Shares outstanding after offering:	12,226,104

Shares outstanding after offering if all warrants are exercised:	12,578,104

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority National Association of Securities Dealers, Inc. (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:

We will not receive any proceeds from the sale of shares by the selling security holders. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. If all the warrants were exercised, we would receive an aggregate $70,400. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes and for exploration work on our properties.

Summary Financial Information

The tables and information below are derived from our audited financial statements for the period from July 21,2005 (date of inception) to December 31, 2007.  Our working capital as at March 31, 2008 was $ 150,229.

Financial Summary	March 31, 2008 ($) Unaudited	Accumulated From July 21,2005 (Date of Inception) to December 31, 2007 ($) Audited
Cash and Deposits	145,875	154,226
Total Assets	152,034	160,476

Total Liabilities	1,102	1,102
Total Stockholder’s Equity	150,932	159,374

Statement of Operations	March 31, 2008 ($) Unaudited	Accumulated From July 21,2005 (Date of Inception) to December 31, 2007 ($) Audited
Mineral Property Costs	8,519	7,443
Total Expenses	41,730	33,287
Net Loss for the Period	(36,812)	28,370
Net Loss per Share	0.00	0.00

As of March 31, 2008, the book value of our Company's outstanding common stock was $187,744 or $.01535 per share.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. The following risks are in addition to numerous other risks that are typical of exploration stage resource companies. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Relating to Our Company

1.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our financial statements for the nine month period ended March 31, 2008 were prepared assuming that we will continue our operations as a going concern.  We were incorporated on July 21, 2005 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations.  Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

2.

We may require additional funds which we plan to raise through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors.  We may not be able to sell our common stock and funding would not be available for continued operations.

We anticipate that our current assets of $151,331 will be sufficient to complete the first phase of our planned exploration program on the North 1 and North 2 Claims. Subsequent exploration activities will require additional funding. Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for junior exploration companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, we may have to cease our operations.

3.

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful mineral exploration activities.  We may not be successful in carrying out our business objectives.

We were incorporated on July 21, 2005 and to date, have been involved primarily in organizational activities, obtaining financing and acquiring an interest in the claims. Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions.  There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

4.

Our failure to perform exploratory activities with respect to the claims, or our failure to make required payments or expenditures could cause us to lose title to the mineral claims.

The North 1 and North 2 claims have expiration dates of August 28, 2008. In order to maintain the tenure of our ownership of the claims in good standing, it will be necessary for us to coordinate an agent to perform and record valid exploration work with value of approximately $2,500, payable in Canadian dollars, or pay the equivalent sum to the Province of British Columbia in lieu of the exploratory work. Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on August 28, 2008, will result in the forfeiture of our title to the claims.

5.

Due to the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found on our North 1 and North 2 claims or other mineral properties that we acquire.

In order for us to even commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable mineral body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any of our present or future mineral properties.  There is a substantial risk that the exploration program that we will conduct on the Claims may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit.  There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit.  This would likely result in a decrease in the value of our common stock.

6.

Due to the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

7.

Access to the North 1 and North 2 Claims is seasonally restricted by inclement weather, which may delay our exploration and any future mining efforts.

Access to the claims could potentially be restricted to the period between May and October of each year due to snowfall in the area. This presents both a short and long term risk to us in that poor weather could delay our exploration program and prevent us from exploring the Claims as planned. Attempts to visit, test, or explore the property may be limited to these few months of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet deadlines for exploration expenditures required to be made in order to retain title to our claims under provincial mineral property laws.

8.

The market price for precious metals is based on numerous factors outside of our control. There is a risk that the market price for precious metals will significantly decrease, which will make it difficult for us to fund further mineral exploration activities, and would decrease the probability that any significant mineralization that we locate can be economically extracted.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

9.  Changes in the exchange rates between the United States dollar and foreign currencies may be volatile and may negatively impact our costs which could adversely affect our operating results.

When operating in foreign countries, such as Canada, we expect to incur a certain amount of our expenses from our operations in foreign currency and translate these amounts into United States dollars for purposes of reporting operating results. As a result, fluctuations in foreign currency exchange rates may adversely affect our expenses and results of operations, as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. In addition, we anticipate holding foreign currency balances, which will create foreign exchange gains or losses, depending upon the relative values of the foreign currency at the beginning and end of the reporting period, which may affect our net income and earnings per share. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock price.

10.

Since the majority of our shares of common stock are owned by our President, Chief Executive Officer and director, our other stockholders may not be able to influence control of the Company or decision making by management of the Company.

Mr. Jag Sandhu, our President, Chief Executive Officer and a director, beneficially owns 81.8% of our outstanding common stock. The interests of Mr. Sandhu may not be, at all times, the same as that of our other shareholders. Since Mr. Sandhu is not simply a passive investor but is also an executive officer and director of the Company, his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Sandhu exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors. Also, Mr. Sandhu will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including the merger of Nava with or into another company, the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership with Mr. Sandhu may also have the effect of delaying, deferring or preventing a change of control of Nava, which may be disadvantageous to minority shareholders.

11.

Since our officers and directors have the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Mr. Jag Sandhu, our President, Chief Executive Officer and a director, works with other mineral exploration companies. Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 10 and 20 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of Mr. Sandhu, or any of our other officers or directors.

12.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering up to 3,778,104 shares of our common stock through this prospectus.  Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline.  Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent 30.9% of the common shares outstanding as of the date of this prospectus.

Risks Relating to Our Common Stock

13.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service.  In such event it may be difficult to sell your shares.

There is presently no public market in our shares.  There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board.  There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service.  In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms.   If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

14.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”.  Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential  investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination.  Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

15.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 400,000,000 shares of common stock. As of May 1, 2008, the Company had 12,578,104 shares of common stock outstanding, assuming the exercise of all 352,000 warrants. Accordingly, we may issue up to an additional 387,421,896 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

16.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

17.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

18.

Re-sale restrictions for British Columbia residents and other Canadian residents may limit the ability of our shareholders to sell their securities.

Selling shareholders, who are residents of British Columbia, have to rely on an exemption from prospectus and registration requirements of B.C. securities laws to sell their shares, which are being registered for resale by this prospectus.  Selling shareholders have to comply with B.C. Securities Commission's BC Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to resell their shares.  BC Instrument 72-502 requires, among other conditions, that B.C. residents hold the shares for four months and limit the volume of shares sold in a 12-month period.  (See "Canadian Securities Law").  These restrictions will limit the ability of the B.C. residents to resell the securities in the United States and therefore, may materially affect the market value of your shares.

Residents of other Canadian provinces have to rely on available prospectus exemptions to re-sell their securities and if no exemptions can be relied upon, then the shareholders may have to hold the securities for an indefinite period of time.  Shareholders of other Canadian provinces should consult with independent legal counsel to determine the availability and use of prospectus exemptions to re-sell their securities.

19.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. Each warrant is exercisable at a rate of $0.20 per warrant share. Accordingly, if all the warrants were exercised, we would receive an aggregate $70,400. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes and for exploration costs related to our properties.

DETERMINATION OF THE OFFERING PRICE

As of the date of this prospectus, there has been no public market for our securities. As of May 1, 2008, we had 12,226,104 shares of common stock issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a price of $0.30 per common share. If our shares of common stock become eligible for trading on the Bulletin Board, the selling security holders will sell their shares at prevailing market prices or privately negotiated prices. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. This offering price was determined based on the sales prices of our common stock in private placements we completed, and our business prospects during the next 12 months.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of May 1, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 12,226,104 shares of our common stock issued and outstanding as of May 1, 2008. Other than the warrants, we do not have any outstanding options or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account(1)	Total Shares Owned After the Offering is Complete	Percentage of Shares owned After the Offering is Complete
Sarbjit Gill(2)	33,333	33,333	0	0%
Hardeep Mahil(2)	60,000	60,000	0	0%
Jagmohan Singh(2)	33,333	33,333	0	0%
Gurdev Sandhu(2)	33,333	33,333	0	0%
Ravinder Parmar(2)	33,333	33,333	0	0%
Jarnail Saran(2)	33,333	33,333	0	0%
Raj Gakhal(2)	12,000	12,000	0	0%
Ray Medway(2)	3,340	3,340	0	0%
W. C. Buxton(2)	20,000	20,000	0	0%
Satinder Sandhu(2)(3)(4)	26,550	26,550	0	0%
Yudhvir Prihar(2)	1,680	1,680	0	0%
John Dhaliwal(2)	30,000	30,000	0	0%
Major Brar(2)	33,333	33,333	0	0%
Ken Gill(2)	66,680	66,680	0	0%
Harpreet Nagra(2)	6,680	6,680	0	0%
Vince Mancusso(2)	33,333	33,333	0	0%
Bhawanjit Dhesi(2)	6,680	6,680	0	0%
Harbhajan Gill(2)	20,000	20,000	0	0%
Jasvinder Dhesi(2)	20,000	20,000	0	0%
Mohinder Gakhal(2)	3,333	3,333	0	0%
Sajjan Sandhu(2)	33,340	33,340	0	0%
Sarabjit Senghera(2)	13,500	13,500	0	0%
Jaswinder Gill(2)	20,000	20,000	0	0%
Roger Astorino(2)	33,340	33,340	0	0%
Amarjit Senghera(2)	13,500	13,500	0	0%
Gurminder Sandhu(2)	16,800	16,800	0	0%
Sucha Sandhu(2)	16,800	16,800	0	0%
Daljit Sandhu(2)	16,800	16,800	0	0%
Alex Chan(2)	6,700	6,700	0	0%
Kal Brar(2)	33,340	33,340	0	0%
Don Blackadar(2)(6)	3,340	3,340	0	0%
Manjit Gill(2)(3)(5)	100,840	100,840	0	0%
Gurpreet Cheema(2)	33,340	33,340	0	0%
Gary Dhaliwal(2)	33,340	33,340	0	0%
Amardeep Pawar(2)	41,667	41,667	0	0%
Malkit Brar(2)	13,333	13,333	0	0%
Satwinder Toor(2)	6,600	6,600	0	0%

Ian Savage(3)	250,000	250,000	0	0%
Sukhvinder Dadwan(3)	31,250	31,250	0	0%
Lyle McLennan(3)	93,750	93,750	0	0%
Ali Hakimzadeh(3)	125,000	125,000	0	0%
Balvinder Birk(3)	62,500	62,500	0	0%
Shannon Evans(3)	25,000	25,000	0	0%
Tracey Evans(3)	25,000	25,000	0	0%
Harjot Sangha(3)	18,750	18,750	0	0%
Jag Sandhu(7)	8,000,000	1,500,000	6,500,000	53.2%
Amarjit Sandhu(8)	2,000,000	500,000	1,500,000	12.3%
Johnny Astorino(9)	1,000,000	200,000	800,000	6.5%

(1)

The number of shares of common stock listed as beneficially owned by each such selling stockholder represents the number of shares of common stock currently owned and/or issuable upon conversion to common shares of the selling stockholder and on the exercise of their warrants (if any). Assumes all of the shares of common stock offered in this prospectus are sold, including shares issuable upon the exercise of all warrants, and no other shares of common stock are sold or issued during this offering period. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

(2)

The shares of common stock offered herein were acquired by the selling security holder in a private placement completed on March 20, 2007 at a purchase price of $0.15 per share. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

(3)

The shares of common stock offered herein were acquired by the selling security holder in a private placement completed on June 1, 2007 at a purchase price of $0.16 per unit. Each unit was comprised of one share of common stock and one warrant. Each warrant provides the holder thereof the right to purchase one share of common stock at an exercise price of $0.20 per warrant. Each warrant is exercisable until June 1, 2009. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

(4)

Includes (i) 21,300 shares of common stock purchased in the private placement completed on March 20, 2007, (ii) 2,625 shares of common stock purchased in the private placement completed on June 1, 2007 and (iii) 2,625 warrants. Each warrant provides the holder thereof the right to purchase one share of common stock at an exercise price of $0.20 per warrant until June 1, 2009.

(5)

Includes (i) 33,340 shares of common stock purchased in the private placement completed on March 20, 2007, (ii) 33,750 shares of common stock in a private placement completed on June 1, 2007, and (iii) 33,750 warrants. Each warrant provides the holder thereof the right to purchase one share of common stock at an exercise price of $0.20 per warrant until June 1, 2009.

(6)

Don Blackadar is a Director of the Company

(7)

Jag Sandhu is the President, Chief Executive Officer and a Director of the Company.

(8)

Amarjit Sandhu is the wife of Jag Sandhu

(9)

Johnny Astorino is the Chief Financial Officer of the Company.

Except as indicated above, none of the selling shareholders has had a material relationship with us other than as a shareholder at any time within the past three years, has ever been one of our officers or directors, or is a broker-dealer registered under the United States Securities Exchange Act, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

PLAN OF DISTRIBUTION

As of the date of this prospectus, there is no market for our securities.  After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $0.30 per common share. After our common stock becomes eligible for trading on the OTC Bulletin Board,  the selling security holders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

privately negotiated transactions;

•

market sales (both long and short to the extent permitted under the federal securities laws);

•

at the market to or through market makers or into an existing market for the shares;

•

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

•

a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its warrants or shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.30. After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M.  In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Canadian Securities Law

Selling shareholders who are residents of a province  of Canada must comply with applicable provincial securities laws to resell their securities.  To the extent required by such provincial securities laws, selling shareholders will have to rely on available prospectus  and registration exemptions to resell their securities.   To the extent such an exemption is not available such residents may be subject to an indefinite hold period with respect to their securities of Nava.    All Canadian shareholders should consult independent legal counsel with respect to ascertaining any available prospectus exemptions for reselling their securities of Nava.   As at the date hereof, selling shareholders who are residents of British Columbia may rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares, which are being registered for resale by this prospectus. The selling shareholders may rely on the B.C. Securities Commission's Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to comply with British Columbia securities laws to resell their shares.  Note that under proposed new legislation this exemption may cease to be available to issuers quoted on the OTC Bulletin Board or other over-the-counter quotation service, and accordingly selling shareholders resident in British Columbia should verify whether the exemption is available at the time of resale.

To the extent B.C. Instrument 72-502 is available, a B.C. resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the B.C. Securities Act may sell those securities without filing a prospectus under the Act, if the following conditions are met:

(1)        The securities of the Company are registered under section 12 of the U.S. Securities Exchange Act of 1934, as amended, or the Company is required to file reports under Section 15(d) of that Act.

(2)        The seller's residential address or registered office is in British Columbia.

(3)        A 4-month period has passed since the date the Company issued the securities to the seller, or a control person sold the securities to the seller.

(4)        If the seller is a control person of the Company, then the seller has held the securities for at least 6 months.

(5)        The number of securities the seller proposes to sell under BCI 72-502, plus the number of securities of the company of the same class that the seller has sold in the preceding 12-month period, does not exceed 5% of the company's outstanding securities of the same class.

(6)        The seller sells the securities through a registered investment dealer.

(7)        The registered investment dealer executes the trade through an exchange, or market, outside Canada.

(8)        There has been no unusual effort made to prepare the market or create a demand for the securities.

(9)        The seller has not paid any extraordinary commission or other consideration for the trade.

(10)       If the seller is an insider of the company, the seller reasonably believes that the company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the Company.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling stockholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemptions from registration of secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling stockholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling stockholder pursuant to this prospectus, and who subsequently wants to resell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended, which have been filed as exhibits to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue Four Hundred Million (400,000,000) shares of common stock, par value $0.00001, of which 12,226,104 shares of common stock are issued and outstanding as of May 1, 2008. In addition, we have 352,000 warrants exercisable into 352,000 shares of our common stock issued and outstanding.

On March 20, 2007, we accepted subscriptions for 874,104 shares of our common stock from 37 investors. The shares of common stock were sold at a purchase price of $0.15 per share, amounting in the aggregate to $131,116. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

On June 1, 2007, we accepted subscriptions for 352,000 units from 10 investors. The units were sold at a purchase price of $0.16 per unit, amounting in the aggregate to $56,320. Each unit was comprised of one share of our common stock and one warrant. Each warrant entitles the warrantholder to purchase one share of common stock at an exercise price of $0.20 per warrant. Each warrant expires on June 1, 2009. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of a majority of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro-rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Articles of Incorporation does not provide for the issuance of preferred stock.

Warrants and Options

As of May 1, 2008, there were 352,000 stock purchase warrants issued and outstanding. Each warrant allows the holder thereof to purchase one share of the Company’s common stock at an exercise price of $0.20 per share, subject to adjustment as provided in the Warrant Agreement. Each warrant is exercisable at any time up to June 1, 2009.

There were no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants. Currently, there are no other convertible securities outstanding.

EXPERTS

Our financial statements for the nine month period ending March 31, 2008, which are included in this prospectus, have been audited by Dale Matheson Carr-Hilton Labonte, Chartered Accountants, of Vancouver, Canada to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingent basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DESCRIPTION OF BUSINESS

We are an exploration stage company formed for the purposes of acquiring, exploring, and if warranted and feasible, developing natural resource properties. We have recently commenced our mineral exploration business and our operations to date have been limited to raising capital and researching and acquiring mineral claims in British Columbia, Canada.

Organization Within the Last Five Years

On July 21, 2005, the Company was incorporated under the laws of the State of Nevada for the purpose of conducting mineral exploration activities. We were authorized to issue 400,000,000 shares of common stock, par value $.001 per share, and initially issued 100,000 shares of common stock to each  of Jag Sandhu, our President, Chief Executive Officer and a director, and Johnny Astorino, our Chief Financial Officer. Said issuances were paid at a purchase price of the par value per share. Our wholly owned subsidiary, Nava Canada, was organized under the Federal laws of Canada on August 9, 2005.

On January 4, 2007, the Company obtained written consent from the shareholders to amend our Articles of Incorporation to change the par value of our common stock from $0.001 to $0.00001 per share. On February 28, 2007, the Board of Directors of the Company amended the Articles of Incorporation changing the par value of the Company’s common stock.

In March 2007 we issued 19,900,000 shares to each of Messrs. Sandhu and Astorino in consideration for the payment of par value per share. Mr. Astorino subsequently returned 18,000,000 shares to the Company’s treasury for cancellation.

On March 20, 2007, we accepted subscriptions for 874,104 shares of our common stock from 37 investors. The shares of common stock were sold at a purchase price of $0.15 per share, amounting in the aggregate to $131,116. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

On April 18, 2007, Mr. Sandhu returned an aggregate of 10,000,000 shares and Mr. Astorino returned an aggregate of 1,000,000 shares of common stock to the Company’s treasury for cancellation.

On June 1, 2007, we accepted subscriptions for 352,000 units from 10 investors. The units were sold at a purchase price of $0.16 per unit, amounting in the aggregate to $56,320. Each unit was comprised of one share of our common stock and one warrant. Each warrant entitles the warrantholder to purchase one share of common stock at an exercise price of $0.20 per warrant. Each warrant expires on June 1, 2009. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

In July 2005, we commenced our mineral exploration activities and our operations to date have been limited to management’s researching areas with mineral potential in British Columbia, Canada. On October 10, 2006, the Company entered into an agreement with Jag Sandhu, our President, Chief Executive Officer and Director pursuant to which the Company obtained an option to acquire a 100% interest in and to the mineral claim located in Lillooett Mining Division called the Noel Creek Claim.   On October 2,, 2007, the option expired due to the Company not making the required payments as per the option agreement.

On August 28, 2007, Mr. Jag Sandhu, our President and Chief Executive Officer and a director, acquired two claims for a 637.39 hectare (approximately 1575.03 acres) mineral claim on Vancouver Island, in the Province of

British Columbia, Canada through British Columbia’s online staking service. These mineral claims are known as the North 1 and North 2 Claims. On November 22, 2007, Mr. Sandhu, transferred the claims to Nava Canada using British Columbia’s Mineral Title Online web site. We intend to conduct exploratory activities with respect to the claims, and if viable mineral deposits are discovered, develop and extract such minerals. In addition, as funding permits, we may acquire additional properties of interest and either abandon our existing properties or enter into agreements to sell all or a portion of those properties.

In October 2007, we engaged a professional mining engineering service and consulting firm, MineStart Management Inc. (“MineStart”) to review the geologic premise and information upon which the claim was staked, and to provide a technical report as to its merit as an exploration prospect, including recommendations on appropriate next steps.  The report on the claims, entitled “North 1 and 2 Project - A VMS Investigation” and dated December 7, 2007, describes the mineral claim (tenures, location and access) and the regional, local and property geology. It also includes relevant information on targeted deposit types and mineralization, and recommendations with associated budgets, regarding the initial strategy that should be followed in exploring the claim.

Glossary

Certain terms used in this section and elsewhere in this prospectus are defined below.

Assessment

The amount of work, specified by provincial law, that must be performed each year in order to retain legal control of mining claims.  An assessment report is a description of work performed, documented according to specific guidelines.

Exploration

The work involved in looking for an economically viable mineral deposit (see “ore”).  This work involves a variety of techniques including prospecting, geological mapping, geochemical sampling and assaying, geophysical surveying, trenching and drilling.

Exploration Stage

A discrete activity or group of related activities performed at a specific point in an exploration program.  Exploration programs typically proceed in stages as more information is obtained and the mineral potential becomes better understood.  The nature of work performed varies with both the nature of the property and the level of knowledge that exists regarding the geology and mineral potential of the area.  In areas or properties where little is known, mapping and geophysical and geochemical techniques are generally used to identify areas of particular interest which justify more detailed work.  Drilling is ultimately undertaken to explore targets of particular interest.

Island Arc	An arcuate chain of islands in volcanically and seismically active zones at destructive plate margins.
Kuroko

A class of VMS deposit (see entry) formed in island arc environments. Named after mines on Honshu Island Japan.  The main metals in Kuroko deposits, in decreasing order of abundance are iron-zinc-lead and copper with associated silver and gold values.

Mineral Deposit[1]

A mass of naturally occurring mineral material; e.g., metal ores or nonmetallic minerals, usually of economic value, without regard to mode of origin.  Mineral occurrence of sufficient size and grade that it might, under favorable circumstances, be considered to have economic potential.

Mineral Reserve[2]

The economically mienable part of a Measured or Indicated Mineral Resource demonstrated by at least a Preliminary Feasibility Study.  This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.  A Mineral Reserve includes diluting materials and allowances for losses that may occur when the material is mined.

Mineral Resource

A concentration or occurrence of diamonds, natural solid inorganic material, or natural solid fossilized organic material, including base and precious metals, coal, and industrial minerals in or on the Earth’s crust in such form and quantity andof such a grade or quality that it has reasonable prospects for economic extraction.  The location, quantity, grade, geological characteristics and continuity of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge.  Mineral resources are sub-divided, in order of increasing geological confidence, into Inferred, Indicated and Measured categories.

MINFILE

A computerized mineral inventory system maintained by the BC Ministry of Energy Mines and Petroleum Resources.  This represents a readily accessible information base for describing the nature and distribution of over 12,000 metallic, industrial mineral and coal occurrences within specific geological settings of British Columbia.

Ore

The naturally occurring material from which a mineral or minerals of economic value can be extracted profitably or to satisfy social or political objectives. The term is generally but not always used to refer to metalliferous material, and is often modified by the names of the valuable constituent; e.g., iron ore.; ore mineral.

Polymetallic	A mineral deposit with substantial metal values of different metals, for example, copper, lead, zinc, silver and gold.
VMS

Volcanogenic Massive Sulphide. VMS deposits are associated with, and created by volcanic-associated hydrothermal events in submarine environments.  Hence they occur within environments dominated by volcanic or volcanic-derived rocks. They typically occur as stratiform bodies within the enclosing host rocks.

Exploratory Activities

We have not commenced any work on the property. The geologic formations, known as the Sicker Group, which underlie the Claim, however, are known, regionally, to host significant and locally economic deposits of copper, lead, zinc, silver and gold mineralization in the form of volcanogenic massive sulphides, which are the primary target on the North property. Our initial objective will be to conduct a stage one follow-up program on the North Claims as outlined in the recommendations of the technical report and summarized below.

Mineral exploration activities at the early exploration stage generally consist of acquiring and evaluating one or more mineral properties, including conducting geological exploration work on the properties in order to assess their potential for economically viable mineral deposits.  There is presently no known commercially viable deposit on our claims and exploratory work is required to adequately assess the mineral potential of the property, if any.

History and Geological Setting

Vancouver Island is dominated by rocks of the Wrangellia Terrane, which is interpreted to represent a Paleozoic Island Arc assemblage, accreted to the North American content about 100 million years ago.  Mid-Devonian volcanic rocks of the Sicker Group, representing the basement of this complex, are the oldest rocks on Vancouver

Island and are exposed in four major structural uplifts – Buttle Lake, Beddington, Nanoose, and Cowichan Lake.  The North Claims lie toward the southeast end of the Cowichan Lake Uplift, along the north shore of the east end of Cowichan Lake.  In the Cowichan Lake Uplift, the Sicker comprises three distinct volcanic / volcaniclastic assemblages - the Duck Lake Formation as the oldest member and overlain by the Nitnat Formation, which in turn is overlain, possibly unconformably – by the McLaughlin Ridge Formation.

Volcanic rocks of the Sicker group are highly prospective for economically viable volcanogenic massive sulphide (VMS) deposits, which are the primary exploration target on the North property.   As a group, these deposits are rich in copper and zinc and also carry significant gold and silver values.

The most significant mineral deposit in the Sicker Group is the Myra Falls mine, a world class deposit located in the Buttle Lake Uplift. Other significant deposits, notably the Lara and Mount Sicker deposits are located in the southeast part of the Cowichan Lake uplift, several kilometers northeast of the North property and separated from the property by a major geologic fault.

Massive sulphide mineralization was first discovered in the Sicker Group with the Mount Sicker discoveries in the late 1800s.  Production was from one main ore body via three separate underground mines (Tyee, Lenora and Richard III), which operated for several years. These mines were subsequently amalgamated and re-operated as the Twin J mine from 1942 to 1952.  Production from the Tyee mine (1901 – 09) totaled 5,840,593 kilograms copper and 13,725,069 grams silver, and 762,553 grams gold from 152,668 tonnes mined3.  The Buttle Lake mine, which has been in operation since 1966 currently produces approximately 1 million tonnes of ore per year.  Over the 39 years to 2005, the mine yielded 24 million tonnes with an average grade of 1.8% copper, 5.0% zinc, 2g/T gold and 52g/T silver. The Lara deposit, discovered in the mid-1980s, contains a drill indicated resource of 528,839 tonnes grading 1.01% copper, 1.22% lead, 5.87% zinc, 100.09 g/T sliver and 4.73 g/T gold.

Discovery of the Lara deposit and ongoing interest in the nearby Mount Sicker deposits, all of which are hosted in felsic volcanic rocks of the McLaughlin Ridge formation, stimulated significant interest and exploration activity in the Cowichan uplift during the mid- to late 1980s.  During this period, the Striker Property comprising 31 contiguous mineral claims (528 units) and extending along virtually the entire north shore of Cowichan Lake was explored by Utah Mines.  This property is underlain predominantly by the Sicker Group, with Nitnat rocks dominant in the western part of the property and McLaughlin Ridge sediments and volcanics dominant in the east.  Work on this property is documented in a number of BC government assessment reports4, from which the following descriptions are derived.  McLaughlin Ridge rocks, as mapped, divide grossly into 3 units, dominated by diverse sedimentary lithologies with volcanic members, particularly lower in the sequence.  Volcanic rocks are described as interbedded lithic and crystal tuff, cherty dust tuff, chert and minor lapilli tuff.  The lower unit consists of fine-grained andesitic lithic crystal tuffs and cherty tuffs with local coarse lapilli beds and dacitic tuff units.

Exploration on the Striker property included airborne geophysics, with ground follow-ups and grid work in selected areas in the eastern part of the property because of the distribution of geophysical and geochemical targets. While massive sulphides were not encountered, encouraging mineralization of various types was noted, including exhalative horizons, which occasionally contain anomalous Mo, Cu, and Ag.  Significant Ba, Ag, Mo, and Zn values are also associated with syndepositional pyrite in argillite units and significant Au-Ag-Cu-Zn are associated with several structures.  Anomalous silt and heavy metal values (Cu-Pb-Zn-Ag-Au) were also identified.  The latest assessment report on the Striker property recommended further more detailed work in the eastern part of the property including detailed mapping, sampling, trenching and limited drilling.  The North Property occupies a portion of the eastern half of the old Striker property.

The Cowichan Lake area generally, has been the subject of mineral exploration since the late 1800s and a large number and variety of mineral showings in the area are documented in
B.C. government Minfile records.  Massey and Friday5 (1986) grouped Cowichan area mineral showings into five categories:

1.

Volcanogenic gold-bearing massive sulphides (Sicker Group Kuroko deposits).

2.

Gold-bearing, pyrite-chalcopyrite-quart-carbonate veins along shears, which are quite common cutting Sicker Group and Karmutsen Formation sills north of Cowichan Lake.

3.

Epithermal gold-silver deposits within Bonanza Group volcanics.

4.

Copper skarns developed in limy sediments apparently interbedded with basalts of the Karmutsen formation.

5.

Copper-molybdenum quarts veins in granodiorite and adjacent country rock on several properties.  Chalcopyrite and pyrite, with or without molybdenite are the principle sulphides and minor sphalerite, galena and arsenopyrite are also reported.

Property and Claim Position

The North Claim site encompasses two adjoining mineral tenures which form one parcel. The North property is in the Victoria mining division of British Columbia and lies on the north shore of Cowhichan lake in southern Vancouver Island about 30km west of the town of Duncan and 10km west of the town of Lake Cowichan.

Location of North Claims Near Cowichan Lake

Cowichan lake
N1
N2
665134
665137
km
0
5

North 1 & 2 project
Nava Resources Canada Inc

Claim locale map

Base	MTO	Scale	bar
Region	Cowichan	Rpt date	Dec 2007
MD	Victoria	Plate	6-2

10
MineStart

Regional Location North Property

VANCOUVER
RICHMOND
NEW WESTMINSTER
BURNABY
DELTA
WHITE ROCK
LANGLEY
BELLINGHAM
FERNDALE
BLAINE
NANAIMO
LADYSMITH
DUNCAN
PARKSVILLE
QUALICUM BEACH
GIBSONS
SECHELT
VICTORIA
SIDNEY
OAK BAY

North 1 & 2 project
Nava Resources Canada Inc

Locale and access map

Base	BC maps	Scale	bar
Region	Cowichan	Rpt date	Dec 2007
MD	Victoria	Plate	G-1

9
MineStart

Geology North of Cowichan Lake Including North Property

Sicker Group
Cowichan Lake

- Island Plutonic
- Mount Hall Gabbro
- Karmutsen Formation
- Bonanza Group
- Fourth Lake
- Nanaimo Group

North project
Nava Resources Canada Inc

Geology map of project vicinity

Base	EMPR	Scale	Scale bar
Region	Cowichan	Rpt date	Dec 2007
MD.	Victoria	Plate	9-2

Conditions to Retain Title to the Claims

The mineral titles are subject to annual renewal and government permits for specific field work.  The claims are valid until their next anniversary date of August 28, 2008.  They can be renewed indefinitely by performance and recording of assessment work as defined in the Mineral Act (B.C.) or by payment of cash in lieu of work.  Work or cash payment of the equivalent of CAN$4.00 per hectare or approximately $2,500 for each of the first, second and third anniversary years, and the equivalent of CAN$8.00 per hectare for each subsequent anniversary year is required. Contiguous claims may be grouped for purposes of applying the value of work from the site of work to other claims. Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on the anniversary dates will result in forfeiture of title to the claim.

Present Condition of the Claims

The Claims were staked on August 28, 2007 by Mr. Jag Sandhu, our President, Chief Executive Officer and a director, on behalf of the Company. Mr. Sandhu subsequently transferred to Nava Canada, the current claim holder.  The Claims were staked to acquire a position in the Sicker Group, a sequence of volcanic rocks known to be very prospective for the occurrence of polymetallic volcanogenic massive sulphide deposits (VMS), commonly referred to as Kuroko type deposits.

Our objective is to conduct exploration activities on the North Claims to assess whether they possess evidence of mineralization sufficient to merit further exploration activities.  The North Claims are without known reserves.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals.  We are a very early stage mineral exploration company and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Government Approvals and Recommendations

We will be required to comply with all regulations defined in the British Columbia Mineral Tenure Act for the Province of British Columbia (the “Act”). The Act sets forth rules for:

•

locating claims

•

posting claims

•

working claims

•

reporting work performed

We also have to comply with the British Columbia Mineral Exploration Code which dictates how and where we can explore for minerals.  We must comply with these laws to operate our business.  Compliance with these rules and regulations will not adversely affect our operations.

In order to explore for minerals on our mineral claim we must submit the plan contained in this prospectus for review.  We believe that our exploration plan as described below will be accepted and an exploration permit will be issued to our agent or us. The exploration permit is the only permit or license we will need to explore for precious and base minerals on the mineral claim.

We will be required to obtain additional work permits from the British Columbia Ministry of Energy and Mines for any exploration work that results in a physical disturbance to the land.  Accordingly, we may be required to obtain a work permit depending on the complexity and affect on the environment if we proceed beyond the exploration work contemplated by our proposed exploration programs.  The time required to obtain a work permit is approximately four weeks.  We will incur the expense of our consultants to prepare the required submissions to the Ministry of Energy and Mines.  We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land.  The cost of remediation work will vary according to the degree of physical disturbance.  No remediation work is anticipated as a result of completion of Stage One and Stage Two of our exploration program.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the MineStart report.  As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken.  The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program.  Because there is presently no information on the size, tenor, or quality of any mineral resource at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potential mineral deposit is discovered.

If we enter into substantial exploration, the cost of complying with permit and regulatory environment laws will be greater than in Stages One and Two because the impact on the project area is greater.  Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment.  We may be required to conduct an environmental review process under the British Columbia Environmental Assessment Act if we determine to proceed with a substantial project.  An environmental review is not required under the Environmental Assessment Act to proceed with the recommended Stage One and Two exploration programs on our North Claims.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program.

We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.  Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits.  Reclamation is the process of bringing the land back to a natural state after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills.  Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground.  The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above.  Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees

We currently have no employees other than our officers and directors. We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

OUR EXECUTIVE OFFICES

Our executive offices are located at Suite 206, 2306 Mccallum Rd., Abbotsford, British Columbia, Canada, V2S 3P4. The space is being provided to us by our Chief Financial Officer without charge.  This space may not be available to us free of charge in the future.

We do not have any ownership or lease interests in any property other than our interest in the North Claims.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Small Cap Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Small Cap Market.

Transfer Agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Holders

As of May 1, 2008, the Company had 12,226,104 shares of our common stock issued and outstanding held by 49 holders of record.

The selling stockholders are offering hereby up to 3,778,104 shares of common stock, comprised of (i) 3,426,104 shares of common stock currently held by the selling stockholders; and (ii) 352,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.20 per share.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation or stock option plans.  We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

Our plan of operation for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our mineral claims. We have enough funds to complete our Phase One exploration program and possibly Phase Two depending on scope and costs.

1.

Since the next anniversary date of the Claims is August 28, 2008 we will need to arrange some minor exploration work worth approximately $2,500 or pay the Province of British Columbia $2,517.69 in lieu of filing exploration expenses in order to keep the Claims in good standing.

2.

As recommended by MineStart, we plan to conduct the first phase program starting in June, 2008. This Phase One exploration program is expected to cost approximately $33,100, as outlined in the following budget. Line items are assumed to cover travel and other costs where required.

3.

We will review the results of the Phase One exploration program in September, 2008. If results are favorable we will plan and conduct a Phase Two program beginning in April 2009 or May, 2009.  Timing of this program will to some extent be dependent on permitting requirements. This program, estimated to cost from $100,000 to $150,000, depending on scope may include geological mapping, a geochemical survey, trenching, sampling and analysis.

4.

In the case that the Phase Two exploration program takes place, we will review its results in September, 2009.  Further work on the property may be undertaken if justified by the results of Phase Two. A joint venture relationship may be explored at some future point as justified to offset the costs of continued exploration and drilling if warranted.

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete exploration beyond Phase Two. We have not undertaken any efforts to locate a joint venture partner at this point. If we enter into a joint venture arrangement, we will assign a percentage of our interest in our mineral claims to the joint venture partner.

Phase One Details of Recommended Work

A more detailed breakdown of the expected $33,100 of expenses is provided below:

Consultant’s Initial Compilation & Research

The contract geologists will conduct research, purchase and compile maps and undertake other preparations relevant to support Phase One field work and property examination and evaluation of the North Claim.  The expected cost will be $11,000, consisting primarily of contractor fees, estimated at $1,000 per person day including living and travel expenses.

Employee Hiring (Labor) Plan

We will not hire any employees. We will use two contract geologists to perform our Phase One field program. The expected cost of the each geologist is approximately $1,000 per day including relevant travel and living expenses.  The expected cost for 2 contract geologists will be approximately $15,000.

Living Costs

Living costs for each consulting geologist are included in the estimated day rate of $1,000 per person day.

Transportation Rental Plan

The transportation costs are comprised of the rental of a Four Wheel Drive vehicle and associated expenses, such as gas, driven from Vancouver to our mineral claims. Transportation costs are included in the estimated day rate of $1,000 per person day.

Consumables & Tools

We will purchase consumables and supplies to provide for 2 persons for the 7 day program. Consumable costs are included in the estimated day rate of $1,000 per person day.

Sample Analysis Plan

We plan to allow for the analysis for up to 50 samples. The estimated cost of each sample is $30 per sample. The expected cost for sample analysis will be approximately $1,500 for the program.

Consultant’s Review Report

The contract geologists will collate and analyze data and prepare a report for management with recommendations for continued exploration if warranted. The expected cost will be approximately $4,000.

Accounting and Audit Plan

We intend to continue to have our Chief Financial Officer prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately

$5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 to pay for our accounting and audit requirements.

Exploration Expenses – Canadian GAAP vs. US GAAP

Under generally accepted accounting principles in Canada (“Canadian GAAP”), mineral properties including exploration, development and acquisitions costs, are carried at cost and charged to operations if the properties are abandoned or impaired.  Under U.S. GAAP, all expenditures relating to mineral interests prior to the completion of a definitive feasibility study, which establishes proven and probable reserves, must be expensed as incurred.  Once a final feasibility study has been completed, additional costs incurred to bring amine into production are capitalized as development costs.  Our audited financial statements use U.S. GAAP.

SEC Filing Plan

We intend to become a reporting company in 2008 after our S-1 is declared effective.  This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.  We expect to incur filing costs of approximately $2,000 per quarter to support our quarterly and annual filings.  In the next twelve months, we anticipate spending approximately $20,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

Results of Operations

We have had no operating revenues since our inception on July 21, 2005, through March 31, 2008. Our activities have been financed from the proceeds of share subscriptions. From our inception on July 21, 2005 to March 31, 2008 we have raised a total of $187,744 from private offerings of our common stock.

For the period from inception on July 21, 2005 to March 31, 2008, we incurred total expenses of $41,730.  We had general and administrative expenses of $33,466. Finally, we expensed $8,264 in mineral property costs represented by the online staking and transfer fees and geology report for the Claim.

Liquidity and Capital resources

At March 31, 2008, we had a cash balance of $1,835 and term deposits of $144,040. We believe that we have enough cash on hand to complete our Phase One exploration program and commence a fairly basic Phase Two program. If the results of the Phase One are particularly encouraging, we may wish to raise additional funds for a more in depth Phase Two program starting in April 2009. Additional funds will need to be raised to support work that may be undertaken subsequent to Phase Two.

If additional funds become required, the additional funding will likely come from equity financing from the sale of our common stock or sale of part of our interest in our mineral claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities. In the absence of such financing, our business will likely fail.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Claims and our business will fail.

Going Concern Consideration

We have not generated any revenues since inception. As of December 31, 2007, the Company had accumulated losses of $36,812. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Off Balance Sheet Arrangements.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Summary of Critical Accounting Estimates

Recently issued accounting pronouncements

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In February 2007, the Financial Accounting Standards Board (the "FASB") issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"). SFAS 159 allows the Company to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 158 is not expected to have a material impact on the Company's financial position, results of operation or cash flows.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements". This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company's fiscal year beginning October 1, 2009. The Company has not yet determined the impact, if any, that SFAS No. 160 will have on its consolidated financial statements. In December 2007, the FASB issued SFAS No. 141 (Revised) "Business

Combinations". SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.  The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. Management is in the process of evaluating the impact SFAS 141 (Revised) will have on the Company's financial statements upon adoption.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

Name

Age                  Positions and Offices

Jag Sandhu

39

President, Chief Executive Officer and Director

Johnny Astorino

43

Chief Financial Officer

Don Blackadar

55

Director

The business address of each our officers and directors is c/o Nava Resources, Inc., Suite 206 – 2306 McCallum Road, Abbotsford, B.C., Canada V2S 3P4.

The directors named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Mr. Jag Sandhu

Mr. Jag Sandhu has been our President and Director since our inception on July 21, 2005 and has acted as our Chief Executive Officer since July 22, 2006. From January 2007 to present, Mr. Sandhu has been the president of JNS Capital Corp., a company engaged in providing Corporate Finance/Development and Investor Relations services to publicly traded junior exploration Companies. From November 2004 to January 2007, Mr. Sandhu was Vice President of Corporate Finance for Pacific North West Capital Corp. ,a public company trading on the TSX Exchange and the OTCBB. From March 2002 to October 2004 Mr. Sandhu was Vice President of Corporate Development and Director of Nicer Canada Corp, a public company trading on the TSX Venture Exchange. From February 2000 to November 2001 Mr. Sandhu was the Chief Financial Officer and Director of Network Technology Professionals Inc., which was a public company trading on the TSX Venture exchange. From September 1998 to January 2000, Mr. Sandhu was Vice President of Corporate Development of Group West Systems Ltd. which traded on the Toronto Stock Exchange.

Mr. Johnny Astorino

Mr. Johnny Astorino, Certified General Accountant, has acted as our Chief Financial Officer since October 15, 2005. Johnny Astorino was our director from July 21, 2005 to October 20, 2006. From June 1999 to present, Mr. Astorino, is the founding Principal of J. Astorino and Associates. Mr. Astorino received his business degree in accounting from Simon Fraser University in 1991, which is located in Burnaby, British Columbia.  He is also a member of The Certified General Accountants’ Association of British Columbia and of Canada (1995).

Mr. Don Blackadar

Mr. Don Blackadar has acted as a Director of Nava Resources, Inc., since June 1, 2007.  Mr. Blackadar is a non-practicing geologist with an MSc in Geology from the University of Alberta. Mr. Blackadar has operated his own small consulting company for the past 10 years, offering services as a senior business analyst.  He is also a partner in a small software development company specializing in software for the healthcare industry.

Significant Employees and Consultants

Other than our officers and directors, we currently have no other significant employees.

Conflicts of Interest

Mr. Jag Sandhu works with other mineral exploration companies. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of Mr. Sandhu.

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only three directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past five years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Jag Sandhu President, CEO(1)	2007 2006	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$16,000(3) $0

Johnny Astorino Chief Financial Officer (2)	2007 2006	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

[1] Appointed President on July 22, 2005, appointed CEO on July 22, 2006

[2] Appointed Chief Financial Officer October 15, 2005.

[3] Mr. Jag Sandhu provides consulting services to us that are recognized on our financial statements. From Inception (July 21, 2005) to March 31, 2008, we recognized a total of $16,000 for his services.

None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on July 21, 2005.  Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior mineral exploration companies.

Employment Agreements

We are not presently a party to any employment or consulting agreement.  This is consistent with the practice of many early stage junior mining companies as cash resources must be conserved for exploration related activities and mineral property costs.  We will review the requirement for employment agreements upon our operations increasing in significance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May 1, 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 12,226,104 shares of our common stock issued and outstanding as of May 1, 2008. Other than the 352,000 warrants outstanding, we do not have any outstanding options or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Suite 206-2306 McCallum Road, Abbotsford, B.C., Canada V2S 3P4.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior to This Offering

Common Stock:	Jag Sandhu President, Chief Executive Officer and Director	8,000,000	65.4%
Common Stock:	Amarjit Sandhu (1)	2,000,000	16.4%
Common Stock:	Johnny Astorino Chief Financial Officer	1,000,000	8.2%
Common Stock:	Don Blackadar Director	3,340	Less than 1%
All executive officers and directors as a group (3 persons)		11,003,340	90%

(1) Amarjit Sandhu, the wife of Jag Sandhu, obtained the shares indicated from Jag Sandhu.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 28, 2007, Mr. Jag Sandhu, our President, Chief Executive Officer and a director acquired two claims for a 637.39 hectare (approximately 1575.03 acres) mineral claim in the Province of British Columbia, Canada for a total of $254.96. On November 22, 2007, Mr. Jag Sandhu transferred the claims to Nava Canada.

Mr. Jag Sandhu provides consulting services to us that are recognized on our financial statements. From inception on July 21, 2005 to March 31, 2008, we recognized a total of $16,000 for his services.

At March 31, 2008, the Company was indebted to the President, Director and Officer in the amount of $502 for reimbursement of expenses paid on behalf of the Company.

Except as noted above, none of the following parties has, since our inception on July 21, 2005, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

Except for the transactions with Mr. Jag Sandhu noted above, there is nothing of value to be received by each promoter, either directly or indirectly, from us.  Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from each promoter, either directly or indirectly, from us.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

Upon the effectiveness of the registration statement to which this prospectus forms a part of, we will commence filing annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy statements and other information on which we file electronically with the SEC. The SEC's website is located at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits certain of the information set forth in the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed as a part thereof. Statements contained in this prospectus as to the content of any contract or other documents referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.  The registration statement and exhibits can be inspected and copied at the public reference section at the SEC's Public Reference Room in Washington D.C. noted above.  The registration statement and exhibits can also be reviewed on the SEC's Internet site at http://www.sec.gov.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Dale Matheson Carr-Hilton Labonte LLP, Chartered Accountants is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

 NAVA RESOURCES, INC.

(An Exploration Stage Company)

MARCH 31, 2008

      Index

Report of Independent Registered Accounting Firm

F–2

Consolidated Balance Sheets

F–3

Consolidated Statements of Operations

F–4

Consolidated Statements of Cash Flows

F–5

Consolidated Statement of Stockholders’ Equity

F–6

Notes to the Consolidated Financial Statements

F–7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Nava Resources, Inc.

(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheet of Nava Resources, Inc. (an exploration stage company) as of December 31, 2007, June 30, 2007 and June 30, 2006, and the consolidated statements of operations, stockholders' equity and cash flows for the six month period ended December 31, 2007, year ended June 30, 2007, the period from July 21, 2005 (inception) to June 30, 2006 and for the period from July 21, 2005 (inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Nava Resources, Inc. as of December 31, 2007, June 30, 2007 and June 30, 2006, and the results of its operations and its cash flows for the six month period ended December 31, 2007, year ended June 30, 2007, the period from July 21, 2005 (inception) to June 30, 2006 and for the period from July 21, 2005 (inception) to December 31, 2007 in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated.  The Company requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 4, 2008

NAVA RESOURCES, INC.

(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

	(Unaudited) March 31, 2008	December 31, 2007	June 30, 2007	June 30, 2006

ASSETS

Current
Cash and cash equivalents	$ 145,875	$ 154,226	$ 188,929	$ 14,000
Receivables	456	428	3	3
Prepaids	5,000	5,000	-	-

Total current assets	151,331	159,654	188,932	14,003
Equipment (Note 3)	703	822	1,061	-

TOTAL ASSETS	$ 152,034	$ 160,476	$ 189,993	$ 14,003

LIABILITIES

Current
Accounts payable and accrued liabilities	$ 600	$ 600	$ 14,608	$ 532
Due to related party (Note 5)	502	502	5,494	1,021

Total current liabilities	1,102	1,102	20,102	1,553

Going concern (Note 1)

STOCKHOLDERS’ EQUITY
Capital stock (Note 6)	321	321	321	200
400,000,000 common shares authorized, $0.00001 par value
12,226,104 common shares issued and outstanding
(December 31 and June 30, 2007 – 12,226,104; June 30, 2006 – 200,000)
Additional paid-in capital	187,423	187,423	187,423	-
Share subscriptions	-	-	-	14,000
Deficit accumulated during the exploration stage	(36,812)	(28,370)	(17,853)	(1,750)

Total stockholders’ equity	150,932	159,374	169,891	12,450

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 152,034	$ 160,476	$ 189,993	$ 14,003

The accompanying notes are an integral part of these financial statements.

NAVA RESOURCES, INC.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the nine month period ended March 31, 2008 (unaudited)	For the six month period ended December 31, 2007	Year ended June 30, 2007	For the period from July 21, 2005 (inception) to June 30, 2006	For the period from July 21, 2005 (inception) to March 31, 2008 (unaudited)

EXPENSES
Amortization	$ 358	$ 239	$ 257	$ -	$ 615
Consulting (Note 5)	4,000	4,000	12,000	-	16,000
Mineral property interest (Note 4)	8,519	7,698	-	-	8,519
Office and miscellaneous	290	290	2,472	9	2,771
Professional fees	9,106	1,604	2,978	1,741	13,825

Operating loss	(22,273)	(13,831)	(17,706)	(1,750)	(41,730)

1.1. Other item
Interest income	3,314	3,314	1,603	-	4,918

NET LOSS	$ (18,959)	$ (10,517)	$ (16,103)	$ (1,750)	$ (36,812)

BASIC AND DILUTED LOSS PER SHARE	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC AND DILUTED	12,226,104	12,226,104	11,272,237	200,000

The accompanying notes are an integral part of these financial statements.

 NAVA RESOURCES, INC.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For nine month period ended March 31, 2008 (unaudited)	For the six month period ended December 31, 2007	Year ended June 30, 2007	For the period from July 21, 2005 (inception) to June 30, 2006	For the period from July 21, 2005 (inception) to March 31, 2008 (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (18,959)	$ (10,517)	$ (16,103)	$ (1,750)	$ (36,812)
Non-cash operating item:
Amortization	358	239	257	-	615

Changes in non-cash working capital items:
Receivables	(453)	(425)	-	(3)	(456)
Prepaids	(5,000)	(5,000)	-	-	(5,000)
Accounts payable and accrued liabilities	(14,008)	(14,008)	14,076	532	600
Due to related party	(4,992)	(4,992)	4,473	1,021	502

Net cash provided by (used in) operating activities	(43,054)	(34,703)	2,703	(200)	(40,551)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equipment		-	(1,318)	-	(1,318)

Net cash used in investing activities	-	-	(1,318)	-	(1,318)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	-	-	173,544	200	173,744
Share subscriptions	-	-	-	14,000	14,000

Net cash provided by financing activities	-	-	173,544	14,200	187,744

Change in cash and cash equivalents	(43,054)	(34,703)	174,929	14,000	145,875

Cash and cash equivalents, beginning	188,929	188,929	14,000	-	-

Cash and cash equivalents, ending	$ 145,875	$ 154,226	$ 188,929	$ 14,000	$ 145,875

Supplemental disclosures with respect to cash flows:

Cash paid during

the period for interest                          $                 -        $                  -            $                         -       $                         -        $                        -

Cash paid during the

period for income taxes                       $                 -        $                  -            $                         -       $                         -        $                        -

The accompanying notes are an integral part of these financial statements.

NAVA RESOURCES, INC.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common shares – number	Common shares – paid-in capital	Additional paid-in capital	Subscriptions received in advance	Deficit accumulated during the exploration stage	Total

July 21, 2005 (inception)	-	$ -	$ -	$ -	$ -	$ -

July 21, 2005
Issuance of capital stock ($0.001/share)	200,000	200	-	-	-	200

June 30, 2006
Issuance of capital stock ($0.15/share)	-	-	-	14,000	-	14,000

Net loss	-	-	-	-	(1,750)	(1,750)

Balance, June 30, 2006	200,000	200	-	14,000	(1,750)	12,450

March 1, 2007
Issuance of capital stock ($0.00001/share)	39,800,000	398				398

March 4, 2007
Cancellation of common stock ($0.00001/share)	(18,000,000)	(180)				(180)

March 20, 2007	-	-	-	-	-	-
Issuance of capital stock ($0.15/share)	874,104	9	131,107	(14,000)	-	117,116

April 18, 2007
Cancellation of common stock ($0.00001/share)	(11,000,000)	(110)				(110)

June 1, 2007
Issuance of capital stock ($0.16/share)	352,000	4	56,316	-	-	56,320

Net loss	-	-	-	-	(16,103)	(16,103)

Balance, June 30, 2007	12,226,104	321	187,423	-	(17,853)	169,891

Net loss	-	-	-	-	(10,517)	(10,517)

Balance, December 31, 2007	12,226,104	321	187,423	-	(28,370)7	159,374

Net loss	-	-	-	-	(8,442)	(8,442)

Balance, March 31, 2008 (unaudited)	12,226,104	$ 321	$ 187,423	$ -	$ (36,812)	$ 150,932

The accompanying notes are an integral part of these financial statements

NAVA RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008

1.

NATURE AND CONTINUANCE OF OPERATIONS

Nava Resources Inc. (the "Company") was incorporated on July 21, 2005 under the laws of the state of Nevada. The Company’s wholly owned subsidiary, Nava Resources, Canada Inc. (“Nava Resources, Canada”), was incorporated in Canada on August 9, 2005. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral properties. The Company has not yet determined whether its properties contain mineral reserves that are economically recoverable.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has not paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company interest in the underlying properties, and the attainment of profitable operations. As at March 31, 2008, the Company has accumulated losses of $36,812 since inception. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)

Basis of Presentation

These financial statements are presented in accordance with generally accepted accounting principles in the United States (“US GAAP”) and are expressed in US dollars. The Company’s fiscal year-end is June 30.

b)

Principles of Consolidation

These financial statements include the accounts of the Company and Nava Resources, Canada. All intercompany balances and transactions are eliminated upon consolidation.

c)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d)

Cash and Cash Equivalents

Cash and cash equivalents include cash and short-term investments with original maturities of less than three months and are presented at cost, which approximates market value.

NAVA RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

e)

Foreign Currency Translation

The Company's functional currency is the Canadian dollar. The financial statements of the Company are translated to United States dollar equivalents in accordance with SFAS No. 52, “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollar equivalents at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses.

The cumulative translation adjustment is reported as a separate component of shareholders’ equity, whereas gains and losses arising from foreign currency translations are included in results of operations.

f)

Equipment

Amortization is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Amortization is compute using 45% per annum using the declining balance method.

g)

Mineral Property Interest

The Company is primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized in accordance with Emerging Issues Task Force 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows, have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization is not met. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed. To date the Company has not established any proven or probable reserves on its mineral properties.

h)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The Company has adopted FIN 48 (U.S.); the Company may have uncertain tax positions for which the possible liability for penalties and interest is not currently reliably estimable by management. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

NAVA RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008

2.

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

h)

Income Taxes (cont’d…)

As the Company has incurred losses since inception there would be known or anticipated exposure to penalties for income tax liability.

Inherent uncertainties arise over tax positions taken, with respect, or expected to be taken, with respect to transfer pricing, inter-company charges and allocations, financing charges, fees, related party transactions, tax credits, tax based incentives and stock based transactions. Management has not recognized any tax benefits related to these uncertainties.

Disclosure concerning certain carry-forward tax pools, temporary timing differences in tax basis versus reported amounts may be impacted by assessing practices and tax code regulations when income tax returns are filed up to date. As a 100% valuation allowance has been provided against deferred tax assets reported in these financial statements, there would be no significant net impact to the current and deferred tax income tax disclosures or reconciliations reported.

i)

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

j)

Financial Instruments

The fair value of the financial instruments, which consists of cash, term deposit, accounts payable and accrued liabilities and amount due to related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

k)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. At March 31, 2008, the Company does not have any items representing comprehensive loss.

l)

Stock-based Compensation

The Company has adopted SFAS No. 123(R), “Share-Based Payment,” which requires the compensation cost related to share-based payments, such as stock options and employee stock

NAVA RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

l)

Stock-based Compensation (cont’d…)

purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. As at March 31, 2008, the Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

m)

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (the “FASB”) issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  SFAS 159 allows the Company to choose to measure many financial assets and financial liabilities at fair value.  Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  The adoption of SFAS 158 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009. The Company has not yet determined the impact, if any, that SFAS No. 160 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008.  Management is in the process of evaluating the impact SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.

3.

EQUIPMENT

	Cost	Accumulated amortization	March 31, 2008 (unaudited)	December 31, 2007	June 30, 2007	June 30, 2006

Computer equipment	$ 1,318	$ 615	$ 703	$ 822	$ 1,061	$ -

NAVA RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008

4.

MINERAL PROPERTY INTEREST

On August 28, 2007, the Company’s President, acquired certain mineral claims (the “Property”) located in the Victoria mining division of the Province of British Columbia, Canada at a cost of $255.  On November 22, 2007, the President transferred the Property to Nava Resources Canada and was reimbursed by the Company. During the period ended March 31, 2008 the Company paid costs amounting to $8,264 of which $7,443 related to completing a geological report on the Property.

5.

RELATED PARTY TRANSACTIONS

During the period ended March 31, 2008, the Company paid $4,000 (December 31, 2007 - $4,000; June 30, 2007 - $12,000; June 30, 2006 - $Nil) to the President of the Company for consulting fees.

As at March 31, 2008 $502, (December 31, 2007 - $502; June 30, 2007 - $5,494; June 30, 2006 - $1,021) was due to a director and officer of the Company. These amounts are unsecured, do not bear interest and have no fixed terms of repayment.

All related party transactions are in the normal course of business and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

6.

CAPITAL STOCK

The Company is authorized to issue up to 400,000,000 shares of common stock, with a par value of $0.00001.

On July 21, 2005, the Company issued 200,000 common shares to directors and officers at a price of $0.001 for proceeds of $200.

On February 28, 2007, the Company changed its par value from $0.001 to $0.00001.

On March 1, 2007, the Company issued 39,800,000 common shares to directors and officers at a price of $0.00001 for proceeds of $398.

On March 4, 2007, the Company cancelled 18,000,000 common shares previously issued to directors and officers. These shares were returned back to the Company’s treasury.

On June 30, 2006, the Company received $14,000 as subscriptions towards a private placement of 93,333 shares of common stock at a price of $0.15 per share. On March 20, 2007, the Company issued 874,104 shares of common stock at a price of $0.15 per share for total proceeds of $131,116, of which $14,000 was received in fiscal 2006.

On April 18, 2007, the Company cancelled 11,000,000 common shares previously issued to directors and officers. These shares were returned back to the Company’s treasury.

On June 1, 2007, the Company issued 352,000 units at a price of $0.16 per unit for total proceeds of $56,320. Each unit consists of one common share and one share purchase warrant exercisable at $0.20 per share until June 1, 2009. No fair value was attributed to the share purchase warrants.

NAVA RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008

6.

CAPITAL STOCK (cont’d...)

The Company has the following share purchase warrants outstanding:

March 31, 2008 (unaudited)	December 31, 2007	June 30, 2007	June 30, 2006

352,000	352,000	352,000	-

7.

INCOME TAXES

There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets or liabilities, except for the Company's operating loss carry-forwards amounting to approximately $36,000 at  March 31, 2008, which may be available to reduce future year's taxable income. These carry-forwards will expire, if not utilized, commencing in 2026. Management believes that the realization of the benefits from this deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

The Company's tax-effected deferred income tax assets are estimated as follows:

	March 31, 2008 (unaudited)	December 31, 2007	June 30, 2007	June 30, 2006

Non-capital losses available	$ 36,000	$ 28,000	$ 18,000	$ 1,750

Potential future income tax	12,240	9,600	6,200	600
Less: valuation allowance	(12,240)	(9,600)	(6,200)	(600)

Net deferred income tax asset	$ -	$ -	$ -	$ -

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

NAVA RESOURCES, INC

 3,778,104 Shares of
Common Stock

To be sold by current shareholders

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2008 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount (US$)
SEC Registration Fee	43.16
EDGAR Filing Expenses	1,500.00
Transfer Agent Fees	1,200.00
Legal Fees	10,000.00
Accounting Fees	5,000.00
Printing Costs	500.00
Miscellaneous	2,000.00
Total	$20,243.16

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation.  Our Certificate of Incorporation does not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years we have issued and sold the following securities without registration.

On July 22, 2005, we issued 100,000 shares of common stock to Jag Sandhu, our founding shareholder, President, Chief Executive Officer and a Director, for $0.001 per share, for an aggregate purchase price of $100. On the same date, we issued 100,000 shares of common stock to Johnny Astorino, our founding shareholder, Chief Financial Officer and a former director, for $0.001 per share, for an aggregate purchase price of $100. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Messrs. Sandhu and Astorino were our officers and directors and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 28, 2007, the Company changed its par value from $0.001 to $0.00001.

On March 1, 2007, we issued 19,900,000 shares of common stock to Jag Sandhu, for $0.00001 per share, for an aggregate purchase price of $199.00.  On the same date we issued 19,900,000 shares of common stock to Johnny Astorino for $0.00001 per share, for an aggregate purchase price of $199.00. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Messrs. Sandhu and Astorino were our officers and directors and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On March 4, 2007, the Company cancelled 18,000,000 common shares previously issued to directors and officers. These shares were returned back to the Company’s treasury.

On March 20, 2007, we accepted subscriptions for 874,104 shares of our common stock from 37 investors. The shares of common stock were sold at a purchase price of $0.15 per share, amounting in the aggregate to $131,116. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

On April 18, 2007, the Company cancelled 11,000,000 common shares previously issued to directors and officers. These shares were returned back to the Company’s treasury.

On June 1, 2007, we accepted subscriptions for 352,000 units from 10 investors. The units were sold at a purchase price of $0.16 per unit, amounting in the aggregate to $56,320. Each unit was comprised of one share of our common stock and one warrant. Each warrant entitles the warrantholder to purchase one share of common stock at an exercise price of $0.20 per warrant. Each warrant expires on June 1, 2009. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	Bylaws of the Registrant
3.3	Articles of Incorporation of Nava Resources Canada, Inc.
3.4	Certificate of Amendment to Articles of Incorporation of Registrant
4.1	Specimen Common Stock Certificate
4.2	Form of Regulation S Subscription Agreement for Shares of Common Stock
4.3	Form of Regulation S Subscription Agreement for Units
4.4	Form of Warrant Certificate
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered
10.1	Bill of Sale of North Claim 1 to Jag dated August 22, 2007
10.2	Bill of Sale of North Claim 2 to Jag dated August 22, 2007
10.3	Mineral Tenure Bill of Sale Completion for North Claim 1 dated November 22, 2007
10.4	Mineral Tenure Bill of Sale Completion for North Claim 2 dated November 22, 2007
21.1	Subsidiaries of Registrant
23.1	Consent of Dale Matheson Carr-Hilton Labonte LLP. Chartered Accountant, Certified Public Accountants, P.C.
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (Contained on the signature page of this Registration Statement)
99.1	Report of MineStart Management Inc. dated December 7, 2007

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on the 1st day of May, 2008.

NAVA RESOURCES, INC.

(Registrant)

By:

/s/ Jag Sandhu

Name:

Jag Sandhu

Title:

President and Chief Executive Officer

(Principal Executive Officer)

By:

/s/ Johnny Astorino

Name:

Johnny Astorino

Title:     Chief Financial Officer

(Principal Financial and Accounting

Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jag Sandhu, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Nava Resources, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

/s/ Jag Sandhu

President, Chief Executive Officer

May 1, 2008

Jag Sandhu

and Director

/s/ Don Blackadar

Director

May 1, 2008

Don Blackadar

Exhibits

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	Bylaws of the Registrant
3.3	Articles of Incorporation of Nava Resources Canada, Inc.
3.4	Certificate of Amendment to Articles of Incorporation of Registrant
4.1	Specimen Common Stock Certificate
4.2	Form of Regulation S Subscription Agreement for Shares of Common Stock
4.3	Form of Regulation S Subscription Agreement for Units
4.4	Form of Warrant Certificate
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered
10.1	Bill of Sale of North Claim 1 to Jag dated August 22, 2007
10.2	Bill of Sale of North Claim 2 to Jag dated August 22, 2007
10.3	Mineral Tenure Bill of Sale Completion for North Claim 1 dated November 22, 2007
10.4	Mineral Tenure Bill of Sale Completion for North Claim 2 dated November 22, 2007
21.1	Subsidiaries of Registrant
23.1	Consent of Dale Matheson Carr-Hilton Labonte LLP. Chartered Accountant, Certified Public Accountants, P.C.
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (Contained on the signature page of this Registration Statement)
99.1	Report of MineStart Management Inc. dated December 7, 2007

DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Entity #
E0470872005-0
Document Number:
20050282791-46

Date Filed:
7/21/2005 11:24:43 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Nava Resources, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Val-U-Corp Services, Inc. Name 1802 North Carson Street Suite 212 — Carson City — NEVADA — 89701 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 400,000,000 Common Par value: $ .001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Daniel A. Kramer Name 1802 North Carson Street Suite 212 — Carson City — NV — 89701 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: All legal purposes
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Daniel A. Kramer — [signature] Name — Signature 1802 North Carson Street Suite 212 — Carson City — NV — 89701 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — Date July 20, 2005

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 09/29/03

Articles of Incorporation

Of

Nava Resources, Inc.

First. The name of the corporation is Nava Resources, Inc.

Second. The registered office of the corporation in the State of Nevada is located at 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

Third. The objects for which this corporation is formed are to engage in any lawful activity, including, but not limited to the following:

a) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

b) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

c) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

d) Shall have power to sue and be sued in any court of law or equity.

e) Shall have power to make contracts.

f) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

g) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

h) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

i) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

j) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

k) Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

l) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all rights, powers and privileges of ownership, including the right to vote, if any.

m) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property to fund.

n) Shall have power to conduct business, have one or more offices, and conduct any legal activity in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

o) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendments thereof.

p) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

Fourth. That the total number of stock authorized that may be issued by the Corporation is four hundred million (400,000,000) shares of Common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

Fifth. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The first Board of Directors shall be one (1) in number and the name and post office address of the Director shall be listed as follows:

Daniel A. Kramer
1802 N. Carson St., Ste. 212, Carson City, NV 89701

Sixth. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

Seventh. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Daniel A. Kramer
1802 N. Carson St., Ste. 212, Carson City, NV 89701

Eighth. The Resident Agent for this corporation shall be VAL-U-CORP SERVICES, INC. The address of the Resident Agent, and, the registered or statutory address of this corporation in the State of Nevada, shall be: 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701.

Ninth. The corporation is to have perpetual existence.

Tenth. In furtherance and not in limitation of the powers conferred by the statute, the Board of Directors is expressly authorized:

a) Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the corporation.
b) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.
c) By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the corporation, which, to the extent provided in the resolution, or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee, or committees, shall have such name, or names as may be stated in the By-Laws of the corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.
d) When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the corporation.

Eleventh. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the

Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Twelfth. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

Thirteenth. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this July 20, 2005.

Daniel A. Kramer
Incorporator

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF INCORPORATION (SECTION 6)	STATUTS CONSTITUTIFS (ARTICLE 6)

Processing Type - Mode de Traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société

NAVA RESOURCES CANADA, INC.

2. The province or territory in Canada where the registered office is to be situated - La province ou le territoire au Canada où se situera le siège social

BC

3. The classes and any maximum number of shares that the corporation is authorized to issue - Catégories et le nombre maximal d'actions que la société est autorisée à émettre

The annexed Schedule 1 is incorporated in this form.
L'annexe 1 ci-jointe fait partie intégrante de la présente formule.

4. Restrictions, if any, on share transfers - Restrictions sur le transfert des actions, s'il y a lieu

The annexed Schedule 2 is incorporated in this form.
L'annexe 2 ci-jointe fait partie intégrante de la présente formule.

5. Number (or minimum and maximum number) of directors - Nombre (ou nombre minimal et maximal) d'administrateurs

Minimum: 1 Maximum: 3

6. Restrictions, if any, on business the corporation may carry on - Limites imposées à l'activité commerciale de la société, s'il y a lieu

The annexed Schedule 3 is incorporated in this form.
L'annexe 3 ci-jointe fait partie intégrante de la présente formule.

7. Other provisions, if any - Autres dispositions, s'il y a lieu

The annexed Schedule 4 is incorporated in this form.
L'annexe 4 ci-jointe fait partie intégrante de la présente formule.

8. Incorporators - Fondateurs

Name(s) - Nom(s)	Address (including postal code) - Adresse (inclure le code postal)	Signature
[illegible] RESOURCES, INC.	SUITE 206 - 2555 [illegible] ROAD, CHIROPRACTIC ARTS BUILDING, ABBOTSFORD, BRITISH COLUMBIA, CANADA, V2S 3P4	JOHNNY [illegible]

Canada

SCHEDULE / ANNEXE 1

ONE CLASS OF SHARES:

The corporation is authorized to issue an unlimited number of shares of one class.

SCHEDULE / ANNEXE 2

RESTRICTIONS ON SHARE TRANSFERS:

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the approval of:

a. the directors of the Corporation expressed by resolution passed by the votes cast by a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors of the Corporation; OR

b. the shareholders of the Corporation expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number
Ross Miller	20070156033-47
Secretary of State	Filing Date and Time: 02/28/2007 7:51 AM
State of Nevada	Entity Number: E0470872005-0

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Nava Resources, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Fourth. That the total number of stock authorized that may be issued by the Corporation is four hundred million (400,000,000) shares of Common stock with a par value of one thousandth of one cent ($0.00001) per share and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%*

4. Effective date of filing (optional): January 2, 2007
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03

Incorporated under the laws of the State of Nevada

Nava Resources, Inc.

Total Authorized Issue
400,000,000 Shares $0.001 Par Value
Common Stock

See Reverse for Certain Definitions

This is to certify that **SPECIMEN** is the owner of

fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

COMPKD, NEW YORK

04/09/2008 11:14 6048592577 J ASTORINO & ASSOC PAGE 02
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Jag Sandhu

From:	MT.online@gov.bc.ca
Sent:	November 22, 2007 12:01 PM
To:	jagsandhu@telus.net
Subject:	BSLC-M (4181146) 2007/NOV/22 12:0:49 Mineral Titles Online, Transaction event, Email confirmation

This email is to confirm submission of the following Mineral Titles Online event:

Event number: 4181146

Seller: 205167(SANDHU, JAG)
Buyer: 212270(NAVA RESOURCES CANADA INC.)

Tenure Number: 565134
MD:
Type: MCX
Good TO Date: 2008/aug/28
Buy: 100%
Client: 212270 Ownership: 100%

Please note: Any subsequent activities, permits, approvals or decisions related to exploration or development work on mineral or placer claims will require the Province of British Columbia to meet applicable legal obligations to consult with and, if appropriate, accommodate affected First Nations.

Server Name: PRODUCTION

1

04/09/2008 11:14 6048592577 J ASTORINO & ASSOC PAGE 03

Jag Sandhu

From:	MT.online@gov.bc.ca
Sent:	November 22, 2007 12:08 PM
To:	jagsandhu@telus.net
Subject:	BSLC-M (4181150) 2007/NOV/22 12:7:32 Mineral Titles Online, Transaction event, Email confirmation

This email is to confirm submission of the following Mineral Titles Online event:

Event number: 4181150

Seller: 205167(SANDHU, JAG)
Buyer: 212270(NAVA RESOURCES CANADA INC.)

Tenure Number: 565137
MD:
Type: MCX
Good TO Date: 2008/aug/28
Buy: 100%
Client: 212270 Ownership: 100%

Please note: Any subsequent activities, permits, approvals or decisions related to exploration or development work on mineral or placer claims will require the Province of British Columbia to meet applicable legal obligations to consult with and, if appropriate, accommodate affected First Nations.

Server Name: PRODUCTION

1

Footnotes

1 Definitions for terms mineral deposit and ore are from the EduMine Dictionary of Mining, Mineral and Related Terms, with original content provided by the US Bureau of Mines.

2 Definitions for the terms mineral reserve and mineral resource are from CIM Definition Standards, adopted by CIM Council on December 11, 2005.

3 All reserves cited in this paper are from published sources including Minfile Records of the BC Department of Energy Mines and Petroleum Resources.

4 Assessment reports 14302 (March, 1985), 13962 (October, 1985), and 15117 (October, 1986).

5 Massey, N.W.D., and Friday, S.J., 1986, “Geology of the Cowichan Area, Vancouver Island”, B.C. Ministry of Energy , Miners and Petroleum Resources, Geological Fieldwork, Paper, 1987-1.